FORM 8K	File:20050316-FY05Q3

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : March 16, 2005

RICHARDSON ELECTRONICS, LTD.
(Exact name of registrant as specified in its charter)

Delaware	0-12906	36-2096643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois		60147-0393
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(630) 208-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

For Immediate Release

For Details, Please Contact:
Ed Richardson	Dario Sacomani
Chairman and Chief Exective Officer Richardson Electronics, Ltd.	Senior Vice President and Chief Financial Officer Richardson Electronics, Ltd.
Phone: (630)208-2340 E-mail: info@rell.com
Richardson Announces Date of Third Quarter Conference Call

LaFox, IL, Wednesday March 16, 2005:   Richardson Electronics, Ltd. (NASDAQ: RELL) plans to release financial results for its third quarter fiscal 2005, or the three months ended February 26, 2005, after the close of the business on Wednesday, March 23, 2005. The release will be distributed by PR Newswire and will be available on the Company's website at www.rell.com.

On Thursday, March 24, 2005 at 9:00 a.m. CST, Mr. Edward J. Richardson, Chairman and Chief Executive Officer will host a conference call to discuss the release. A question and answer session will be included as part of the call's agenda. To listen to the call, please dial 800-553-0329 approximately five minutes prior to the start of the call. A replay of the call will be available from 12:30 p.m. on March 24, 2005 through June 30, 2005. The telephone numbers for the replay are (USA) 800-475-6701 and (International) 320-365-3844; access code 774694.

About Richardson Electronics

Richardson Electronics, Ltd. is a global provider of “engineered solutions,” serving the RF and wireless communications, industrial power conversion, security and display systems markets. The Company delivers engineered solutions for its customers’ needs through product manufacturing, systems integration, prototype design and manufacture, testing and logistics. Press announcements and other information about Richardson are available on the World Wide Web at http://www.rell.com/investor.asp.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHARDSON ELECTRONICS, LTD.
Date: March 16, 2005	By: /s/ DARIO SACOMANI
Name: Dario Sacromani Title: Senior Vice President and Chief Financial Officer